EXHIBIT 23.1
                         Consent of Haskell & White, LLP







               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



     We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated June 24, 1999, relating to the financial statements of Play Co. Toys & Entertainment Corp. which are contained in that Prospectus.

     We also consent to the reference to us under the caption "Experts" in the Prospectus.



                               HASKELL & WHITE LLP


September 15, 1999